UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 22, 2015, the Compensation Committee of the Board of Directors of H.B. Fuller Company (the “Company”) approved the following compensation programs applicable to executive officers (except as noted) as attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2:

i)	A Bonus Multiplier Program: This program is intended to incentivize and reward individual performance. The plan pays plus or minus five percent of an individual’s Short-Term Incentive Plan (STIP) payout based on performance related to an individual metric. Each eligible employee (including all executive officers except the CEO and CFO) will have an individual metric and target. If the employee achieves their performance target as of fiscal year-end, the employee will receive an additional five percent of their annual STIP bonus payout. If the employee does not achieve their performance target as of fiscal year end, the employee will receive a five percent reduction to their annual STIP bonus payout; and

ii)	A Special 2015 Performance Acceleration Bonus Plan: For fiscal year 2015 only, this program will pay an amount equal to up to 50% of an eligible individual’s (including all executive officers) STIP target if:

a)	Performance is above threshold for earnings per share for the first half of the 2015 fiscal year, and

b)	An individual’s applicable operating profit budget for the first of the 2015 fiscal year is achieved or exceeded.

The foregoing description is qualified in its entirety by reference to the H.B. Fuller Company Bonus Multiplier Program and the H.B. Fuller Company Special 2015 Performance Acceleration Bonus Plan, copies of which are filed as Exhibits 10.1 and 10.2 respectively to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	H.B. Fuller Company Bonus Multiplier Program

10.2	H.B. Fuller Company Special 2015 Performance Acceleration Bonus

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 27, 2015

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	H.B. Fuller Company Bonus Multiplier Program

10.2	H.B. Fuller Company Special 2015 Performance Acceleration Bonus

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